UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2010

Neuro – Biotech Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-55254-42	87-0485310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aeschenvorstadt 71, CH-4051 Basel, Switzerland
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  41 61 500 05 16

M45 Mining Resources, Inc., 4020 St-Ambroise, Suite 497, Montreal, Quebec Canada
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2010 Mr. Barry Somervail resigned as the President, CEO and Director of Neuro-Biotech Corp. (the “Company”).  Mr. Somervail decided to resign as a result of the Company’s new business ventures in the field of neuroscience; however, he is not resigning as the result of a disagreement on any matter relating to the Company’s operations, policies or practices.

On September 15, 2010 Mr. Claude Poulin was appointed the President and CEO of the Company and elected Director.  Mr. Poulin is 71 years of age, a general practitioner with over 40 years of experience and has his own cabinet in Lachute, Quebec Canada.

Item 9.01 Financial Statements and Exhibits.

Letter from Mr. Barry Somervail.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 16, 2010

NEURO-BIOTECH CORP.

/s/ Michael Yamani

Michael Yamani, Secretary